EXHIBIT 99.1

Contacts:

Media	Investor Relations
Nina Krauss	Mark Bendza
(704) 627-6035	(704) 627-6200
nina.krauss@honeywell.com	mark.bendza@honeywell.com

HONEYWELL ANNOUNCES TRANSFER OF STOCK EXCHANGE LISTING TO NASDAQ
•Honeywell will join a group of iconic companies on the cutting edge of technology and sustainability

•Honeywell will join the Nasdaq Composite® index upon transfer; meets the requirements to join the Nasdaq-100® index during 2021

•Common stock and all listed bonds will transfer; stock ticker symbol will remain “HON”

CHARLOTTE, N.C., April 30, 2021 -- Honeywell (NYSE: HON) announced today that it will transfer the listing of its common stock and listed bonds from the New York Stock Exchange to the Nasdaq Stock Market (“Nasdaq”). Honeywell expects to commence trading as a Nasdaq-listed company upon market open on May 11, 2021. Honeywell’s common stock will continue trading under the ticker symbol “HON” after the transfer. Honeywell’s listed bonds will also continue to trade under their current symbols.
“Honeywell is the world’s premier software-industrial company, shaping the future of technology and sustainability,” said Darius Adamczyk, Honeywell’s chairman and chief executive officer. “Nasdaq’s long tradition of listing category-defining technology companies aligns well with Honeywell’s cutting-edge technology and sustainability portfolio. We are grateful for the partnership and support that the New York Stock Exchange has provided to us over our many years with them.”
Upon transfer of the listing, Honeywell will join the Nasdaq Composite® index and will also meet the requirements to join the Nasdaq-100® index.
“Honeywell’s technologies make the world smarter, safer, and more sustainable. The company’s listing on Nasdaq will provide them access to the deepest pool of liquidity in the U.S. equity market and inclusion in our equity indexes that track the most pivotal segments of the global economy,” said Adena Friedman, president and chief executive officer of Nasdaq. “We are delighted to welcome Honeywell to our family of innovative companies.”

The affected securities and their trading symbols are as follows:

Title of each class	Trading Symbol(s)
Common Stock, par value $1 per share*	HON
1.300% Senior Notes due 2023	HON 23A
0.000% Senior Notes due 2024	HON 24A
2.250% Senior Notes due 2028	HON 28A
0.750% Senior Notes due 2032	HON 32
* The common stock is also listed on the London Stock Exchange.

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.